     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1998



                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                           MANHATTAN ASSOCIATES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           GEORGIA                                              58-2373424
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           identification number)



                            2300 WINDY RIDGE PARKWAY
                                   SUITE 700
                            ATLANTA, GEORGIA  30339
                                 (770) 955-7070
            (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES,
         INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE)
                     ______________________________________


                     MANHATTAN ASSOCIATES, LLC OPTION PLAN,
              MANHATTAN ASSOCIATES, INC. STOCK INCENTIVE PLAN AND
                              OTHER STOCK OPTIONS
                             (FULL TITLE OF PLANS)
                     ______________________________________



                                                           COPY TO:
       MICHAEL J. CASEY                                JOHN C. YATES, ESQ.
    CHIEF FINANCIAL OFFICER                        LARRY W. SHACKELFORD, ESQ.
   MANHATTAN ASSOCIATES, INC.                   MORRIS, MANNING & MARTIN, L.L.P.
2300 WINDY RIDGE PARKWAY, SUITE 700              1600 ATLANTA FINANCIAL CENTER
      ATLANTA, GEORGIA  30339                        3343 PEACHTREE ROAD, N.E.
         (770) 955-7070                               ATLANTA, GEORGIA  30326
(NAME, ADDRESS, INCLUDING ZIP CODE, AND                   (404) 233-7000
TELEPHONE NUMBER, INCLUDING AREA CODE,
      OF AGENT FOR SERVICE)

                          ___________________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                 PROPOSED          PROPOSED MAXIMUM         AMOUNT
         TITLE OF SECURITIES               AMOUNT TO BE        MAXIMUM OFFERING    AGGREGATE OFFERING          OF
           TO BE REGISTERED                REGISTERED (1)     PRICE PER SHARE (2)      PRICE (2)        REGISTRATION FEE (2)
------------------------------------------------------------------------------------------------------------------------------------

 COMMON STOCK, $.01 PAR VALUE PER SHARE   5,729,784 shares          $18.06            $103,479,899        $30,526.57
====================================================================================================================================

__________
(1) Includes (i) up to 5,000,000 shares of Common Stock to be issued and sold by Registrant under the Manhattan Associates, LLC Option Plan (the "LLC Option Plan"), (ii) 5,000,000 shares of Common Stock less the number of shares of Common Stock issued under the LLC Option Plan to be issued and sold by Registrant under the Manhattan Associates, Inc. Stock Incentive Plan (the "Stock Incentive Plan"), (iii) 200,000 shares of Common Stock to be issued and sold pursuant to a Share Option Agreement dated July 1, 1997 between the predecessor to the Registrant and Zachary Todaro (the "Todaro Plan"), (iv) 333,326 shares of Common Stock to be issued and sold pursuant to a Share Option Agreement dated July 1, 1997 between the predecessor to the Registrant and Suryprakash Singapur (the "Singapur Plan"), (v) 128,458 shares of Common Stock to be issued and sold pursuant to a Share Option Agreement dated July 1, 1997 between the predecessor to the Registrant and
    J. Paul Furbish, Jr. (the "Furbish Plan") and (vi) 68,000 shares of Common Stock to be issued and sold pursuant to a Share Option Agreement dated February 16, 1998 between the predecessor to the Registrant and Daniel Basmajian, Sr. (the "Basmajian Plan") (the LLC Option Plan, Stock Incentive Plan, Todaro Plan, Singapur Plan, Furbish Plan and Basmajian Plan are collectively referred to herein as the "Plans").
(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on August 3, 1998.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I will be sent or given to employees of Manhattan Associates, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions in Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of the registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.



                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) the Company's Prospectus, filed with the Commission on April 24, 1998 pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed (Registration No. 333-47095);

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on June 8, 1998 (Registration No. 000-23999); and

     (c) the description of the Company's common stock, $.01 par value per share ("Common Stock") included in the Company's Registration Statement on Form 8-A, filed with the Commission on April 6, 1998 (Registration No. 000-23999).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Manhattan Associates, Inc., Suite 700, 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, telephone number: (770) 955-7070.


ITEM 4.    DESCRIPTION OF SECURITIES.

   A description of the Company's Common Stock is incorporated by reference under Item 3.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Members of Morris, Manning & Martin, L.L.P. hold an aggregate of 5,100 shares of the Registrant's Common Stock.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company's Bylaws, which are incorporated by reference under Item 3, provide that the Company shall indemnify each of its officers, directors, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the Company, against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for (i) any appropriation, in violation of his or her duties, of any business opportunity of the Company, (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) any liability under Section 14-2-832 of the Georgia Business Corporation Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions, or (iv) any transaction from which he or she derived an improper personal benefit. The Company maintains directors and officers liability insurance.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.    EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


    Exhibit No.                                    Description
    -----------                                    -----------
       4.1              Articles of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration  Statement on Form S-1, filed with the
                        Commission on February 27, 1998 (Registration No. 333-47095))

       4.2              Bylaws of the Registrant (Incorporated by reference to the Registrant's
                        Registration  Statement on Form S-1, filed with the Commission on February
                        27, 1998 (Registration No. 333-47095))

       5.1              Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

      10.1              Manhattan Associates, LLC Option Plan (Incorporated by reference to the
                        Registrant's Registration  Statement on Form S-1, filed with the Commission on February 27, 1998 (Registration No. 333-47095))

      10.2              Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to the Registrant's Registration  Statement on Form S-1, filed with the
                        Commission on February 27, 1998 (Registration No. 333-47095))

      10.3              Share Option Agreement between Manhattan Associates, LLC and Zachary Todaro, dated July 1, 1997

      10.4              Share Option Agreement between Manhattan Associates, LLC and Suryprakash
                        Singapur, dated July 1, 1997

      10.5              Share Option Agreement between Manhattan Associates, LLC and J. Paul Furbish, Jr., dated July 1, 1997

      10.6              Share Option Agreement between Manhattan Associates, LLC and Daniel Basmajian, Sr., dated February 16, 1998

      23.1              Consent of Arthur Andersen LLP

      23.2              Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1)

      24                Powers of Attorney (included on signature page)

  ITEM 9.  UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section

15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 4th day of August, 1998.


                                 MANHATTAN ASSOCIATES, INC.


                                 By:  /s/ Alan J. Dabbiere
                                      --------------------
                                      Alan J. Dabbiere
                                      Chairman of the Board, Chief Executive
                                      Officer and President

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Alan J. Dabbiere and/or Michael J. Casey, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ Alan J. Dabbiere    Chairman of the Board, Chief              August 4, 1998
--------------------    Executive Officer and President
Alan J. Dabbiere        (Principal Executive Officer)


/s/ Michael J. Casey    Chief Financial Officer and Treasurer     August 4, 1998
--------------------    (Principal Financial Officer and
Michael J. Casey        Principal Accounting Officer)


/s/ Deepak Raghavan     Director                                  August 4, 1998
-------------------
Deepak Raghavan


/s/ Brian J. Cassidy    Director                                  August 4, 1998
--------------------
Brian J. Cassidy


/s/ Charles W. McCall   Director                                  August 4, 1998
---------------------
Charles W. McCall

                                 EXHIBIT INDEX


 Exhibit No.                         Description
 -----------                         -----------
   4.1            Articles of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration  Statement on Form S-1, filed with the
                  Commission on February 27, 1998 (Registration No. 333-47095))

   4.2            Bylaws of the Registrant (Incorporated by reference to the Registrant's
                  Registration  Statement on Form S-1, filed with the Commission on February
                  27, 1998 (Registration No. 333-47095))

   5.1            Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

  10.1            Manhattan Associates, LLC Option Plan (Incorporated by reference to the
                  Registrant's Registration  Statement on Form S-1, filed with the Commission on February 27, 1998 (Registration No. 333-47095))

  10.2            Manhattan Associates, Inc. Stock Incentive Plan (Incorporated by reference to the Registrant's Registration  Statement on Form S-1, filed with the
                  Commission on February 27, 1998 (Registration No. 333-47095))

  10.3            Share Option Agreement between Manhattan Associates, LLC and Zachary Todaro, dated July 1, 1997

  10.4            Share Option Agreement between Manhattan Associates, LLC and Suryprakash
                  Singapur, dated July 1, 1997

  10.5            Share Option Agreement between Manhattan Associates, LLC and J. Paul Furbish, Jr., dated July 1, 1997

  10.6            Share Option Agreement between Manhattan Associates, LLC and Daniel Basmajian, Sr., dated February 16, 1998

  23.1            Consent of Arthur Andersen LLP

  23.2            Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1)

  24              Powers of Attorney (included on signature page)